UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2018 (August 16, 2018)

SERVICEMASTER GLOBAL HOLDINGS, INC.

(Exact name of each registrant as specified in its charter)

Delaware	001-36507	20-8738320
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Numbers)	Identification Nos.)

150 Peabody Place, Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 597-1400

(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K is being filed in connection with the consummation of certain financing transactions undertaken in connection with the previously announced spin-off of frontdoor, inc. (“Frontdoor”), an indirect, wholly owned subsidiary of ServiceMaster Global Holdings, Inc. (“ServiceMaster”). Frontdoor is currently the parent company of ServiceMaster’s American Home Shield business. As a result of the completion of these financing transactions, ServiceMaster’s total consolidated outstanding indebtedness will be reduced by $982 million, upon completion of the spin-off.

Item 1.01. Entry into a Material Definitive Agreement

Indenture and Supplemental Indenture

On August 16, 2018 (the “Issue Date”), Frontdoor entered into an indenture (the “Base Indenture”), by and among Frontdoor, certain subsidiaries of Frontdoor, as guarantors (the “Subsidiary Guarantors”), and Wilmington Trust, National Association, as trustee (the “Trustee”), and the First Supplemental Indenture (the “Supplemental Indenture”, and the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”), by and among Frontdoor, the Subsidiary Guarantors and the Trustee, relating to Frontdoor’s issuance of $350,000,000 aggregate principal amount of its 6.750% Senior Notes due 2026 (the “Notes”).

Frontdoor issued the Notes on August 16, 2018 to The ServiceMaster Company, LLC (“SvM”), an indirect, wholly owned subsidiary of ServiceMaster, as partial consideration for the transfer by SvM or its subsidiaries to Frontdoor or its subsidiaries of certain assets (including the capital stock of one or more subsidiaries) of SvM and its subsidiaries used in connection with the American Home Shield business of SvM.  SvM transferred the Notes on August 17, 2018 (the “Closing Date”) to Chase Lincoln First Commercial Corporation (“Chase Lincoln”), in partial satisfaction of existing debt owed by SvM to Chase Lincoln under the Short Term Credit Agreement (as defined below).  Pursuant to a Purchase Agreement, dated August 14, 2018 (the “Purchase Agreement”), by and among Chase Lincoln, J.P. Morgan Securities LLC, for itself and as representative of the several initial purchasers (the “Initial Purchasers”) named on Schedule I to the Purchase Agreement, and, solely for the purposes expressly stated in the Purchase Agreement, Frontdoor and the Subsidiary Guarantors, Chase Lincoln sold the Notes on the Closing Date to the Initial Purchasers in connection with the offering of the Notes to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and non-U.S. persons pursuant to Regulation S under the Securities Act (such sales of the Notes, the “Private Placement”).

Frontdoor did not receive any cash proceeds from the issuance of the Notes to SvM or the Private Placement.  All of the cash proceeds from the Private Placement were received by Chase Lincoln.

Interest; Maturity

The Notes will mature on August 15, 2026. The Notes will bear interest at a rate of 6.750%.  Interest on the Notes is payable semi-annually in arrears in cash on February 15 and August 15 of each year, commencing February 15, 2019.

Guarantees

The Notes are guaranteed, jointly and severally, fully and unconditionally, on an unsecured, unsubordinated basis, by the Subsidiary Guarantors, subject to certain exceptions set forth in the Indenture.

Optional Redemption

The Notes will be redeemable, at Frontdoor’s option, in whole or in part, at any time and from time to time on and after August 15, 2021 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the relevant date of redemption.  At any time and from time to time prior to August 15, 2021, Frontdoor at its option may, on one or more occasions, redeem the Notes in an aggregate principal amount equal to up to 40% of the original aggregate principal amount of the Notes in amount not to exceed the net cash proceeds of one or more equity offerings, at a redemption price set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date.  In addition, at any time and from time to time prior to August 15, 2021, the Notes may be redeemed, in whole or in part, at Frontdoor’s option, at a redemption price equal to 100% of the principal amount thereof plus the applicable “make-whole” premium set forth in the Indenture as of, and accrued and unpaid interest, if any, to, but not including, the redemption date.

Special Mandatory Redemption

In the event that the proposed spin-off of Frontdoor does not occur on or prior to 11:59 p.m., New York City time, on February 7, 2019 or Frontdoor notifies the Trustee that Frontdoor has abandoned such spin-off, then Frontdoor will be required to redeem in whole and not in part the aggregate principal amount of the Notes outstanding at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, from the Issue Date (or, if later, the most recent interest payment date preceding the Special Mandatory Redemption Date (as defined in the Indenture)) to, but not including, the Special Mandatory Redemption Date.

Change of Control Trigger Event Offer

If Frontdoor experiences a change of control triggering event (as defined in the Indenture) after the date of the proposed spin-off, Frontdoor must offer to purchase all of the Notes (unless otherwise redeemed) at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date.

Covenants

The Indenture contains covenants that, among other things, limit the ability of Frontdoor and its restricted subsidiaries, as described in the Indenture, to: issue, assume, guarantee or incur additional indebtedness; pay dividends or make distributions or purchase or otherwise acquire or retire for value capital stock or subordinated obligations; issue certain preferred stock or similar equity securities; make loans and investments; create restrictions on the ability of Frontdoor’s restricted subsidiaries to make payments or distributions to Frontdoor; enter into certain transactions with affiliates; sell or otherwise dispose of assets, including capital stock of subsidiaries; incur liens; and in the case of Frontdoor, merge consolidate or convey, transfer or lease all of substantially all of the assets of Frontdoor and its restricted subsidiaries taken as a whole.  Most of these covenants will be suspended during any period in which the Notes have investment grade ratings from both Moody’s Investors Service, Inc. (or its successors) and Standard & Poor’s Ratings Services (or its successors).

Events of Default

The Indenture also provides for customary events of default.  If an event of default occurs (subject to certain exceptions), the Trustee or the holders of at least 30% in principal amount of the outstanding Notes may declare the principal of and unpaid interest on all the Notes to be due and payable immediately.

The foregoing description of the Indenture and the Supplemental Indenture is qualified in its entirety by reference to the complete terms and conditions of the Indenture and the Supplemental Indenture, filed as Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and incorporated herein by reference.

Credit Facility

On August 16, 2018, Frontdoor, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and issuing bank, SvM, as initial term lender, and the other lenders and other financial institutions party thereto, entered into a credit agreement (the “Credit Agreement”) providing for a $650,000,000 senior secured term loan facility (the “Term Loan Facility”) and a $250,000,000 senior secured revolving credit facility (the “Revolving Credit Facility,” together with the Term Loan Facility, the “Credit Facilities”).  Frontdoor incurred $650,000,000 of term loans under the Term Loan Facility on August 16, 2018 in favor of SvM as partial consideration for the transfer by SvM to Frontdoor or its subsidiaries of certain assets (including the capital stock of one or more subsidiaries) of SvM and its subsidiaries used in connection with the American Home Shield of SvM.  SvM transferred and assigned its rights and obligations under the Credit Agreement on the Closing Date to Chase Lincoln, in partial satisfaction of certain existing debt owed by SvM to Chase Lincoln.

Guarantees; Security

American Home Shield Corporation, a Delaware corporation, and Home Security of America Inc., a Wisconsin corporation, each a wholly owned subsidiary of Frontdoor (the “Subsidiary Guarantors”), guarantee Frontdoor’s obligations under the Credit Facilities as of the date hereof.  Wholly owned domestic subsidiaries (other than Excluded Subsidiaries (as defined in the Credit Agreement)) created or acquired after the effective date of the Credit Agreement will be required to guarantee Frontdoor’s obligations under the Credit Facilities.

The Credit Facilities and the guarantees thereof are secured by substantially all of the tangible and intangible assets of Frontdoor and the Subsidiary Guarantors (including pledges of all the capital stock of all direct domestic subsidiaries (other than foreign subsidiary holding companies, which are deemed to be foreign subsidiaries) owned by Frontdoor or any guarantor and of up to 65% of the capital stock of each direct foreign subsidiary owned by Frontdoor or any guarantor), subject to certain exceptions.

Maturity; Interest

The Term Loan Facility will mature on August 16, 2025. Principal repayments of 1% per annum will be payable quarterly with the balance due at maturity. The Revolving Loan Facility will mature on August 16, 2023.

The interest rates applicable to the loans under the Term Loan Facility are based on a fluctuating rate of interest measured by reference to either, at the borrower’s option, (i) an adjusted London inter-bank offered rate (“LIBOR”) plus 2.50% per annum, or (ii) an alternate base rate (“ABR”) plus 1.50% per annum.

The interest rates applicable to the loans under the Revolving Credit Facility are based on a fluctuating rate of interest measured by reference to either, at the borrower’s option, (i) an adjusted LIBOR plus 2.50% per annum, or (ii) ABR plus 1.50% per annum.

Optional Prepayment

Frontdoor may prepay the loans outstanding under the Credit Facilities at any time and from time to time, in whole or in part, without premium or penalty, unless such prepayment of the Term Loan Facility is in connection with a repricing transaction (as defined in the Credit Agreement) on or prior to the six-month anniversary of the effective date of the Credit Agreement, in which case a 1.0% premium shall be applied to the prepayment amount.

Voluntary reductions of revolving loan commitments under the Revolving Credit Facility or the termination of the Revolving Credit Facility in its entirety are permitted without premium or penalty, subject to customary breakage.

Mandatory Prepayment

Subject to certain exceptions, the Term Loan Facility is subject to mandatory prepayment and reduction in an amount equal to (i) the net cash proceeds of any indebtedness incurred by Frontdoor or its restricted subsidiaries after the effective date of the Credit Agreement, other than permitted indebtedness; (ii) the net cash proceeds of certain specified asset sales or dispositions by Frontdoor and its restricted subsidiaries; and (iii) 50% of annual excess cash flow (as defined in the Credit Agreement) for any fiscal year, stepping down to 25% and 0% at specified first lien leverage ratios.

Special Mandatory Prepayment

In the event that the proposed spin-off of Frontdoor does not occur on or prior to 11:59 p.m., New York City time, on February 7, 2019 or Frontdoor notifies the administrative agent that Frontdoor has abandoned the spin-off, then Frontdoor will be required to pay in whole and not in part in cash the aggregate outstanding amount under the Credit Facilities plus accrued interest and cash collateralize any outstanding letters of credit.

Covenants

The Credit Agreement contains a number of customary covenants that, among other things, limit or restrict the ability of Frontdoor and its restricted subsidiaries to dispose of certain assets, incur or guarantee additional indebtedness, make dividends and other restricted payments (including redemption of our stock, prepayments of subordinated obligations and making investments), incur or maintain liens or engage in certain transactions with affiliates. The Credit Agreement also restricts the ability of Frontdoor to engage in mergers or the sale of all or substantially all of its assets.  The Credit Agreement contains a financial covenant that requires Frontdoor’s Consolidated First Lien Leverage Ratio (as defined in the Credit Agreement) as of the end of each fiscal quarter not to exceed 3.50:1.00.  The financial covenant is applicable only if 30% of the aggregate amount of revolving commitments are outstanding (excluding certain letter of credit obligations).

Events of Default

The Credit Agreement contains a number of customary events of default including non-payment of principal, interest or fees, violation of covenants, material inaccuracy of representations or warranties, cross payment default and cross acceleration to certain other material indebtedness, certain bankruptcy events, certain ERISA events, material invalidity of guarantees, security interests or, to the extent applicable, intercreditor arrangements, material judgments and change of control.

The foregoing description of the Credit Facilities is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

On August 17, 2018, SvM terminated the credit agreement (the “Short Term Credit Agreement”) dated as of August 1, 2018 with JPMorgan Chase Bank, N.A., as administrative agent, and the other financial institutions party thereto, providing for a $1 billion term loan facility.  SvM borrowed $1 billion under the Short Term Credit Agreement on August 1, 2018.  On August 17, 2018, SvM made a $982 million prepayment with respect to term loans under SvM’s amended and restated credit agreement dated as of November 8, 2016, among SvM, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and issuing bank, the lenders and the other financial institutions party thereto and to pay certain fees and expenses in connection with the transaction described herein.  The Company repaid the Short Term Credit Agreement on the Closing Date pursuant to a debt-for-debt exchange agreement that required SvM to assign and transfer to Chase Lincoln certain indebtedness of Frontdoor owed to SvM.  As a result of these transactions and the proposed spin-off, if such spin-off occurs, ServiceMaster’s total consolidated outstanding indebtedness would be reduced by approximately $1 billion.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 concerning Frontdoor’s direct financial obligations under the Indenture, the Notes and the Credit Facilities is hereby incorporated herein by reference.

Item 8.01. Other Events

On August 20, 2018, ServiceMaster issued a press release announcing the completion of the financing transactions, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Indenture, dated as of August 16, 2018, among frontdoor, inc., the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of August 16, 2018, among frontdoor, inc., the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as Trustee.

10.1

Credit Agreement, dated as of August 16, 2018, among frontdoor, inc., as borrower, ServiceMaster Company, LLC, as initial term loan lender, JPMorgan Change Bank, N.A., as administrative agent, and the other lenders and agents party thereto from time to time.

99.1	Press Release of ServiceMaster Global Holdings, Inc., issued August 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2018	SERVICEMASTER GLOBAL HOLDINGS, INC.

	By:	/s/ Anthony D. Dilucente
		Name:	Anthony D. Dilucente
		Title:	Senior Vice President and Chief Financial Officer